Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Univar Inc. of our report dated December 7, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Nexeo Solutions, Inc. and its subsidiaries (“Successor”) which appears in Nexeo Solutions, Inc.‘s 2017 Annual Report on Form 10-K for the year ended September 30, 2017.

We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Univar Inc. of our report dated December 8, 2016 relating to the financial statements and financial statement schedule of Nexeo Solutions Holdings, LLC and its subsidiaries (“Predecessor”) which appears in Nexeo Solutions, Inc.‘s 2017 Annual Report on Form 10-K for the year ended September 30, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 2, 2018